UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2018

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol, Santa Fe, New Mexico 87507
(Address of principal executive Offices) (zip code)

Registrant’s telephone number, including area code: (505) 438-2576

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing

On August 6, 2018, Sigma Labs, Inc. (“we,” “our,” “us,” “Sigma,” or the “Company”) received notice from The Nasdaq Stock Market (“Nasdaq”) that the closing bid price for our common stock had been below $1.00 for the previous 30 consecutive business days, and that the Company therefore is not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notice indicates that the Company has 180 calendar days, or until February 4, 2019, to regain compliance with this requirement.

The Company can regain compliance with the $1.00 minimum bid listing requirement if the closing bid price of the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days during the 180-day compliance period. If the Company does not regain compliance during the initial compliance period, the Company may be eligible for additional time to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of its publicly held shares and all other Nasdaq initial listing standards, except the bid price requirement, and will need to provide written notice to Nasdaq of the Company’s intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company meets these requirements, we expect that Nasdaq will grant the Company the additional 180 calendar days to regain compliance with the minimum bid price requirement. If it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, we expect that Nasdaq will notify us that the Company’s common stock will be subject to delisting.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2018, the Company increased the annual base salary of John Rice, the Company’s Chief Executive Officer, from $108,000 to $155,000. The Company also agreed to grant Mr. Rice an option under the Company’s 2013 Equity Incentive Plan (the “Plan”) on each of November 1, 2018, February 1, 2019, May 1, 2019 and August 1, 2019 to purchase 68,750 shares of the Company’s common stock, so long as Mr. Rice is an employee of the Company on each applicable grant date. Each option will have an exercise price equal to the closing price of the Company’s common stock on the grant date, will have a term of five years, will be fully vested on the grant date and will have the other terms set forth in the Company’s standard-form non-qualified option agreement. Each option is subject to the approval of the Company’s stockholders at the next annual meeting of stockholders of a proposed increase in the aggregate number of shares of common stock that are issuable under the Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 7, 2018	SIGMA LABS, INC.

	By:	/s/ JOHN RICE
	Name:	John Rice
	Title:	Chief Executive Officer

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